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                                                                    Exhibit 3.2

                                    FORM OF
                          AMENDED AND RESTATED BY-LAWS
                                       OF
                                HAWK CORPORATION


                                    ARTICLE I
                                  STOCKHOLDERS

         1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors of the Corporation (the "Board"). Any other proper business may be transacted at the annual meeting.

         1.2. Special Meetings. Except as otherwise required by the General Corporation Law of the State of Delaware as it presently exists or may be amended in the future (the "Delaware General Corporation Law"), special meetings of the holders of the Class A Common Stock, par value $0.01 per share, or Class B Non-Voting Common Stock, par value $0.01 per share, of the Corporation (together, the "Common Stock") may be called only as set forth in the certificate of incorporation of the Corporation, as amended and/or restated from time to time (the "Certificate of Incorporation").

         1.3. Notice of Meetings. Written notice of every meeting of stockholders shall be given not less than ten nor more than sixty days before the date of the meeting by or at the direction of the President, the Secretary or such other person as the Board may appoint, to each stockholder entitled to vote at such meeting. The notice shall include the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

         1.4. Waiver of Notice of Meetings of Stockholders. Any written waiver of notice, signed by a stockholder entitled to notice, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting constitutes a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, need be specified in any written waiver of notice.

         1.5. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such reconvened meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the reconvened meeting, the Corporation may transact any business which could have been transacted at the original meeting. If the adjournment is for more than thirty days,
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or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each stockholder of record entitled to vote at the meeting.

              1.6. Quorum. Except as otherwise provided by the Delaware General Corporation Law, the Certificate of Incorporation or these By-laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Shares of stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, will neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing does not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                       In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.5 of these Amended and Restated By-laws (the "By-laws") until a quorum is in attendance.

              1.7. Organization of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board or, if the Chairman of the Board is not present, by the Vice-Chairman of the Board or, in the absence of the foregoing persons, by a chairman chosen by the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

              1.8. Action by Vote. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question.

                       Except as otherwise provided by the Certificate of Incorporation, at all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect directors. Unless otherwise provided by the Delaware General Corporation Law, the Certificate of Incorporation or these By-laws, all other elections, proposals and questions shall be determined by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

                       Voting at stockholder meetings need not be by written ballot.

              1.9. Representation by Proxy. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an


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instrument in writing revoking the proxy or another duly executed proxy bearing a later date wi th the Secretary prior to the taking of a vote.

         1.10. Inspectors of Election. The Board in advance of any meeting of stockholders shall appoint one or more inspectors of election ("Inspectors of Election") to act at the meeting or any adjournment of the meeting. Each Inspector of Election, before entering upon the discharge of his duties, must take and sign an oath faithfully to execute the duties of Inspector of Election at such meeting with strict impartiality and according to the best of his ability. Inspectors of Election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by the Delaware General Corporation Law. The Inspectors of Election may appoint or retain other persons or entities to assist them in the performance of their duties as inspectors.

         1.11. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date:

                  (a) in the case of determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by the Delaware General Corporation Law, not be more than sixty nor less than ten days before the date of such meeting; and

                  (b) in the case of any other action, shall not be more than sixty days prior to such other action.

                  If no record date is fixed:

                  (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

                  (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the reconvened meeting.



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         1.12.    List of Stockholders Entitled to Vote. The officer or agent responsible for maintaining the stock ledger of the Corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         1.13. Advance Notice of Stockholder Proposed Business. At a meeting of the holders of the Common Stock, only such business may be conducted as is properly brought before the meeting. To be properly brought before a meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or
(iii) otherwise properly brought before the meeting by a holder of Common Stock. In addition to any other applicable requirements, for business to be properly brought before a meeting of the holders of the Common Stock, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of Common Stock that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.


                  Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at a meeting of the holders of the Common Stock except in accordance with the procedures set forth in this Section 1.13; provided, however, that nothing in this Section 1.13 shall be deemed to preclude discussion by any stockholder of any business properly brought before such a meeting in accordance with said procedure.

                  The chairman at a meeting of the holders of the Common Stock shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.13, and if he should so determine, he


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shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                  Notwithstanding anything contained in these By-laws to the contrary, this Section 1.13 shall not be altered, amended or repealed except by the Board pursuant to the Certificate of Incorporation or an affirmative vote of at least two-thirds of the outstanding shares of all capital stock entitled to vote at a stockholders' meeting duly called for such purpose.

         1.14. Elimination of Action By Written Consent of Stockholders. No action required to be taken or which may be taken at any annual or special meeting of holders of the Common Stock may be taken without a vote at a meeting duly called and held for such purpose, and the right of such holders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                  Notwithstanding anything contained in these By-laws to the contrary, this Section 1.14 shall not be altered, amended or repealed except by the Board pursuant to the Certificate of Incorporation or an affirmative vote of at least two-thirds of the outstanding shares of all capital stock entitled to vote at a stockholders' meeting duly called for such purpose.

                                   ARTICLE II
                               BOARD OF DIRECTORS

         2.1. Powers. Subject to applicable provisions of the Delaware General Corporation Law and any limitations in the Certificate of Incorporation or these By-laws, the Board shall manage the business and affairs of the Corporation and exercise all corporate powers.

         2.2. Number and Term. The number of directors of the Corporation and the terms of office of such directors shall be as set forth in the Certificate of Incorporation.

         2.3. Election; Removal; Vacancies; Resignation. The election and removal of directors and the filling of vacancies on the Board shall be as set forth in the Certificate of Incorporation. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect on the date of receipt of such notice or at any later time set forth in such notice and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         2.4. Regular Meetings. The Board shall hold a regular meeting immediately after each annual meeting of stockholders. Other regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may determine. Notice of a regular meeting need not be given.

         2.5. Special Meetings. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board or the Vice-Chairman of the Board. Notice of a special meeting of the Board shall be given by the officer calling the meeting at least twenty-four hours before the special meeting.




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         2.6.     Waiver of Notice of Meetings of Directors. Any written waiver of notice, signed by a director entitled to notice, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the directors, need be specified in any written waiver of notice.

         2.7.     Quorum; Vote Required for Action. At all meetings of the
Board a majority of the whole Board shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present at the meeting may adjourn the meeting until a majority attends. Except in cases in which the Certificate of Incorporation or these By-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

         2.8. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of the Corporation's directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation's directors or officers are directors or officers, or have a financial interest,
shall be void   or voidable solely for this reason, or solely because the
director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                  (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

                  (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                  (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders.

                  Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

         2.9. Organization of Meetings. Meetings of the Board shall be presided over by the Chairman of the Board or, if the Chairman of the Board is not present, by the Vice-Chairman of the Board or, in their absence, by a chairman chosen by the directors at the meeting. The Secretary shall


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act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         2.10. Telephonic Meetings Permitted. Members of the Board, or any committee designated by the Board, may participate in meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meetings can hear each other, and participation in meetings pursuant to this Section shall constitute presence in person at such meetings.

         2.11. Action by Written Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

         2.12. Compensation of Directors. In the discretion of the Board, the Corporation may pay each director such fees for his services as director and reimburse him for his reasonable expenses incurred in the performance of his duties as director, as determined by the Board. Nothing contained in this Section may be construed to preclude any director from serving the Corporation in any other capacity and receiving reasonable compensation for such service. Members of any special or standing committees may be allowed like compensation for attending committee meetings.

         2.13. Committees. The Board may, by resolution, designate, change the membership of or terminate the existence of any committee or committees. Each committee shall consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee,
to the extent permitted by      the Delaware General Corporation Law and to the
extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation.

         2.14. Committee Rules. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these By-laws.

         2.15. Stockholder Nominations for Director Candidates. Except as may otherwise be provided in the Certificate of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders only (i) by or at the direction of the Board,
(ii) by any nominating committee or person appointed by the Board or (iii) by any stockholder of
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the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.15. Such nominations, other than those made by or at the direction of the Board, must be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. Such stockholder's notice to the Secretary must set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation that are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14(a) under the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice, (a) the name and record address of the stockholder, and (b) the class and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

                  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and, if he should so determine and declare, the defective nomination shall be disregarded.

                  Notwithstanding anything contained in these By-laws to the contrary, this Section 2.15 shall not be altered, amended or repealed except by the Board pursuant to the Certificate of Incorporation or by an affirmative vote of at least two-thirds of the outstanding shares of all capital stock entitled to vote at a stockholders' meeting duly called for such purpose.

                                   ARTICLE III
                                    OFFICERS

         3.1. Enumeration; Appointment. The Board shall appoint a President, Secretary and Treasurer, and it may, if it so determines, elect a Chairman of the Board and/or Vice-Chairman of the Board from among its members. The Board may also appoint, or empower the Chairman or Vice-Chairman of the Board, or the President, to appoint, such other officers and agents as the business of the Corporation may require. Any number of offices may be held by the same person. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.


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         3.2.     Term of Office; Resignation; Removal; Vacancies. Each officer shall hold office until his successor is appointed and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board may, when in its judgment the best interests of the Corporation will be served, remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board.

         3.3. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in these By-laws and by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

         3.4. Compensation of Officers. The Board shall determine the officers' salaries, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE IV
                                  CAPITAL STOCK

         4.1. Stock Certificates. Every stockholder, upon written request, shall be entitled to a certificate signed by or in the name of the Corporation by two officers of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         4.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. Upon written request by a stockholder, the Corporation may issue a new certificate of stock in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen or destroyed. The Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         4.3. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the stock certificate properly endorsed or accompanied by a written assignment and power of attorney properly executed, with any necessary transfer stamps affixed and with such proof of the authenticity of signature as the Board or the transfer agent of the Corporation may reasonably require.

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         4.4.     Registered Stockholders. Except as may be otherwise required by the Delaware General Corporation Law, by the Certificate of Incorporation or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect to such stock and to be held liable for such calls and assessments, if any, as may lawfully be made on such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation. It shall be the duty of each stockholder to notify the Corporation of his current mailing address.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1. Certificate of Incorporation. These By-laws are subject to the Certificate of Incorporation and, in the case of any conflict with the Certificate of Incorporation, the Certificate of Incorporation shall control.

         5.2. Amendment of By-laws. These By-laws may be amended or repealed, and new by-laws may be made, by the Board.

         5.3. Location of Records. The books and records of the Corporation may be kept outside of the State of Delaware at such location or locations as may be designated from time to time by the Board.

         5.4. Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless otherwise fixed by resolution of the Board.

         5.5. Corporate Seal. The Corporation shall not have a corporate seal.

                                        *



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